Exhibit 32

Certification by the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned hereby certifies that, to his knowledge, (i) the Form 10-K filed by Surrey Bancorp (the “Issuer”) for the year ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

SURREY BANCORP

Date: March 24, 2005	By:	/s/ Edward C. Ashby, III
Edward C. Ashby, III
President and Chief Executive Officer

Date: March 24, 2005	By:	/s/ Mark H. Towe
Mark H. Towe
Chief Financial Officer